                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported): April 7, 2000

                                IBT Bancorp, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

    Michigan                    0-18415                      38-2830092
  -----------                  ----------                  --------------
State of Incorporation      Commission File No.         IRS Employer ID Number

                    200 East Broadway, Mt. Pleasant, MI 48858
             ------------------------------------------------------
     Address, including zip code, of registrant's principal executive office

                                 (517) 772-9471
         --------------------------------------------------------------
               Registrant's telephone number, including area code

  This amendment is filed to include the financial statements of the acquired business and the pro forma financial statements reflecting the acquisition.

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS

     On April 7, 2000, IBT Bancorp ("IBT") and FSB Bancorp, Inc. ("FSB") signed a Definitive Agreement to combine companies. IBT is the holding company for Isabella Bank and Trust and FSB is the holding company for Farmers State Bank. Both banks will continue to operate as stand alone banks. The transaction will involve FSB merging with and into IBT and Farmers State Bank becoming a wholly owned subsidiary of IBT. It is intended that the merger be accounted for as a "pooling of interest." FSB shareholders will receive 2.1362 shares of IBT common stock for each share of FSB stock.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statement of Business Acquired. The financial statements of FSB Bancorp, Inc. as of and for the year ended December 31, 1999 are included with this report.

          (b) Pro Forma Financial Information. Pro forma financial statements reflecting the merger of FSB Bancorp, Inc. are included with this report.

          (c)  Exhibits

               No.  Description

               2 Agreement and Plan of Merger dated as of April 7, 2000 between IBT Bancorp, Inc. and FSB Bancorp, Inc.*

               23   Consent of Andrews, Hooper & Pavlik P.L.C.

               99 Press release dated April 10, 2000 announcing the merger between IBT Bancorp, Inc. and FSB Bancorp, Inc. as filed with the Securities and Exchange Commission on April 10, 2000 pursuant to rule 425 is herein incorporated by reference.*

               *    Incorporated by reference through Form 8K dated April 18,
                    2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has caused the current report to be signed on its behalf by the Undersigned duly authorized person.

Date: June 16, 2000           IBT Bancorp, Inc.
                              By: /s/ Dennis P. Angner
                                 ---------------------------
                                 Dennis P. Angner
                              Its: Chief Financial Officer
                                  --------------------------

ITEM 7(a)

                 FSB AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                         Report of Independent Auditors



Board of Directors and Shareholders
FSB Bancorp, Inc.


We have audited the accompanying consolidated balance sheets of FSB Bancorp, Inc. and its wholly owned subsidiary, Farmers State Bank of Breckenridge, as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FSB Bancorp, Inc. and its wholly owned subsidiary, Farmers State Bank of Breckenridge, as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


January 19, 2000

                                FSB Bancorp, Inc.

                           Consolidated Balance Sheets

(dollars in thousands)

                                                                           DECEMBER 31
                                                                       1999          1998
                                                                   ----------------------
ASSETS
Cash and due from banks                                            $   4,549    $   4,172
Federal funds sold                                                     4,550        2,450
Investment securities (Note 3):
  Securities held to maturity (market value $7,520
    in 1999 and $9,389 in 1998)                                        7,573        9,317
  Securities available for sale                                        3,607        6,392
                                                                   ----------------------
Total investment securities                                           11,180       15,709
Loans (Note 4):
  Commercial                                                           8,834        8,852
  Agricultural                                                        30,639       28,016
  Real estate mortgage                                                29,978       26,045
  Installment                                                          9,673        9,292
                                                                   ----------------------
Total loans                                                           79,124       72,205
Less allowance for loan losses                                         1,412        1,435
                                                                   ----------------------
Net loans                                                             77,712       70,770

Premises and equipment (Note 5)                                        1,229        1,252
Accrued interest receivable                                            1,724        1,742
Other real estate and other assets                                       343          819
Federal Home Loan Bank stock                                             292          286
                                                                   ======================
Total assets                                                       $ 101,579    $  97,200
                                                                   ======================
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (Note 6):
  Noninterest bearing                                              $  10,682    $   8,607
  Interest bearing:
    Time deposits over $100                                            2,565        2,773
    Demand deposit NOW accounts                                        8,274        7,601
    Other                                                             67,920       67,720
                                                                   ----------------------
  Total interest-bearing deposits                                     78,759       78,094
                                                                   ----------------------
Total deposits                                                        89,441       86,701
Advances from Federal Home Loan Bank (Note 7)                          1,000
Accrued interest payable and other liabilities                           628          664
Deferred federal income taxes (Note 8)                                    81          184
                                                                   ----------------------
Total liabilities                                                     91,150       87,549

Shareholders' equity (Notes 2, 10 and 11):
  Common stock--no par value:
    Authorized--600,000 shares in 1999 and 400,000 shares
      in 1998; Issued and Outstanding--408,237 shares in
      1999 and 386,567 shares in 1998
  Capital surplus                                                      4,583        3,649
  Retained earnings                                                    5,864        5,974
    Accumulated other comprehensive income, net of taxes                 (18)          28
                                                                   ----------------------
Total shareholders' equity                                            10,429        9,651
                                                                   ----------------------
Total liabilities and shareholders' equity                         $ 101,579    $  97,200
                                                                   ======================

See accompanying notes.

                                FSB Bancorp, Inc.
                        Consolidated Statements of Income

(dollars in thousands except for per share  amounts)


                                                                 YEAR ENDED DECEMBER 31

                                                                     1999     1998
                                                                 ----------------------
INTEREST INCOME
Interest and fees on loans                                          $7,124   $6,867

Interest on investment securities:
  Held to maturity (non-taxable interest $235 in 1999
    and $259 in 1998)                                                  449      440
  Available for sale                                                   297      422
                                                                 ----------------------
Total interest on investment securities                                746      862
Interest on federal funds sold                                          73      124
                                                                 ----------------------
Total interest income                                                7,943    7,853
Interest on deposits                                                 3,329    3,583
                                                                 ----------------------
Net interest income                                                  4,614    4,270
Provision for loan losses                                              200      210
                                                                 ----------------------
Net interest income after provision for loan losses                  4,414    4,060

OTHER INCOME
Service charges and fees                                               337      335
Gain on sale of mortgage loans                                          20
Other                                                                  189      143
                                                                 ----------------------
Total other income                                                     546      478

OPERATING EXPENSES
Salaries, wages and benefits                                         1,591    1,437
Net occupancy expense                                                  146      141
Furniture and equipment expense                                        304      307
FDIC insurance premiums                                                 14       13
Data processing expense                                                146      137
Other                                                                1,013      939
                                                                 ----------------------
Total operating expenses                                             3,214    2,974
                                                                 ----------------------
Income before federal income taxes                                   1,746    1,564
Federal income taxes (Note 8)                                          553      497
                                                                 ----------------------
Net income                                                          $1,193   $1,067
                                                                 ======================

Net income per share (Note 2)                                       $ 2.94   $ 2.64
                                                                 ======================



See accompanying notes.

                                FSB Bancorp, Inc.
                 Consolidated Statements of Shareholders' Equity
(dollars in thousands except per share amounts)

                                                                                                  ACCUMULATED
                                                                                                     OTHER                 TOTAL
                                                 COMMON          CAPITAL         RETAINED        COMPREHENSIVE         SHAREHOLDERS'
                                                 STOCK           SURPLUS         EARNINGS            INCOME               EQUITY
                                                 ----------------------------------------------------------------------------------
Balance at January 1, 1998                                       $2,864          $5,998             $    8                $ 8,870
Comprehensive income:
   Net income for 1998                                                            1,067                                     1,067
   Other comprehensive income, net
     of tax:
     Change in unrealized gains
       (losses) on securities available
       for sale, net of taxes of
       $10                                                                                              20                     20
                                                                                                                          ---------
Total comprehensive income                                                                                                  1,087

Cash dividends declared--$1.02
   per share                                                                       (416)                                     (416)
Stock dividend and related transfer
   to capital surplus                                               675            (675)
Issuance of 3,192 shares of
   common stock under dividend
   reinvestment plan                                                110                                                       110
                                                 ----------------------------------------------------------------------------------
Balance at December 31, 1998                                      3,649           5,974                 28                  9,651

Comprehensive income:
   Net income for 1999                                                            1,193                                     1,193
   Other comprehensive income, net
     of tax:
     Change in unrealized gains
        (losses) on securities
        available for sale, net of
        taxes of $(24)                                                                                 (46)                   (46)
                                                                                                                          ---------
Total comprehensive income                                                                                                  1,147

Cash dividends declared--$1.12
   per share                                                                       (462)                                     (462)
Stock dividend and related transfer
   to capital surplus                                               841            (841)
Issuance of 2,410 shares of
   common stock under dividend
   reinvestment plan                                                 93                                                        93
                                                 ----------------------------------------------------------------------------------
Balance at December 31, 1999                                     $4,583          $5,864             $  (18)               $10,429
                                                 ==================================================================================

See accompanying notes.

                                FSB Bancorp, Inc.
                      Consolidated Statements of Cash Flows
(dollars in thousands)

                                                                             YEAR ENDED DECEMBER 31

                                                                                1999         1998
                                                                           ---------------------------
OPERATING ACTIVITIES
Net income                                                                    $ 1,193      $ 1,067
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                 214          246
    Deferred federal income tax credit                                            (80)         (75)
    Provision for loan losses                                                     200          210
    Net loss (gain) on sale of other real estate                                  (31)           2
    Net amortization on investment securities                                      73           68
    Gain on sale of mortgage loans                                                (20)
    Proceeds from sales of mortgage loans                                       1,955
    Loans originated for sale                                                  (1,935)
    (Increase) decrease in accrued interest receivable                             17         (239)
    (Increase) decrease in other real estate and other assets                     469         (276)
    Increase (decrease) in accrued interest payable and other liabilities         (35)         137
                                                                           ---------------------------
Net cash provided by operating activities                                       2,020        1,140

INVESTING ACTIVITIES
Proceeds from maturities of investment securities held to maturity              3,308        3,095
Purchases of investment securities held to maturity                            (1,872)      (5,987)
Proceeds from maturities of investment securities available for sale            4,750        5,260
Purchases of investment securities available for sale                          (2,056)      (2,964)
Principal collected on Collateralized Mortgage Obligations                        256          203
Net increase in loans                                                          (7,142)      (3,140)
Proceeds from sale of premises and equipment                                                    22
Purchases of premises and equipment                                              (152)        (165)
Purchase of Federal Home Loan Bank stock                                           (6)         (13)
                                                                           ---------------------------
Net cash used by investing activities                                          (2,914)      (3,689)

FINANCING ACTIVITIES
Net increase in deposits                                                        2,740          983
Advances from Federal Home Loan Bank                                            4,500
Repayment of Federal Home Loan Bank advances                                   (3,500)
Cash dividends declared                                                          (462)        (417)
Proceeds from issuance of common stock under dividend reinvestment plan            93          110
                                                                           ---------------------------
Net cash provided by financing activities                                       3,371          676
                                                                           ---------------------------
Increase (decrease) in cash and cash equivalents                                2,477       (1,873)
Cash and cash equivalents at beginning of year                                  6,622        8,495
                                                                           ---------------------------
Cash and cash equivalents at end of year                                      $ 9,099      $ 6,622
                                                                           ===========================
SUPPLEMENTAL INFORMATION
Cash paid during the year for interest                                        $ 3,347      $ 3,565
Cash paid during the year for income taxes                                        621          584



See accompanying notes.

                                FSB Bancorp, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

(dollars in thousands except per share amounts)

1.   ACCOUNTING POLICIES

ORGANIZATION AND CONSOLIDATION

FSB Bancorp, Inc. (the Corporation) is the parent of its 100% wholly owned subsidiary, Farmers State Bank of Breckenridge (the Bank). Significant intercompany transactions and accounts have been eliminated upon consolidation.

NATURE OF OPERATIONS

The Bank provides a variety of financial services to individuals and corporate customers through its three offices in Breckenridge, Hemlock and Ithaca, Michigan, which are primarily agricultural areas. The Bank's primary deposit products are interest-bearing checking and saving accounts and certificates of deposit. Its primary lending products are residential-mortgage loans, installment loans and commercial loans. Agricultural loans represent approximately 39% of the Bank's loan portfolio.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. While management uses available information to recognize loan losses, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated loan losses. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is possible that the estimated loan losses may change in the near term. However, the amount of the change cannot be estimated.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits with other banks and federal funds sold. The Bank reports customer loan and deposit transactions on a net cash flow basis.

                                FSB Bancorp, Inc.

1.   ACCOUNTING POLICIES (CONTINUED)

INVESTMENT SECURITIES

The Bank has classified its investment securities as trading (none), available-for-sale or held-to-maturity securities.

Investment securities held to maturity are those securities for which the Bank has the positive intent and ability to hold to maturity. These securities are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the straight-line method over the period to maturity.

Investment securities available for sale are those securities not classified as trading or held-to-maturity securities. Unrealized holding gains and losses, net of tax, are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the straight-line method over the period to maturity.

FEDERAL HOME LOAN BANK STOCK

Federal Home Loan Bank (FHLB) stock is recorded and traded at cost and can only be sold to the FHLB or another member institution. The Bank is required to maintain an investment in FHLB stock equal to one percent of the net permanent home mortgage loan portfolio. At December 31, 1999 and 1998, the Bank's investment in FHLB stock exceeded the required amount.

ALLOWANCE FOR LOAN LOSSES

An allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb losses on loans. Management determines the adequacy of the allowance for loan losses based on an evaluation of the loan portfolio, past and recent loan loss experience, current economic conditions, including agricultural land and equipment values, current commodity prices, and other pertinent factors.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, the provision for depreciation is computed principally by the straight-line method based upon the useful lives of the assets.

OTHER REAL ESTATE

Other real estate includes assets that have been acquired in satisfaction of debt. Recorded values of other real estate are periodically reviewed and carried at the lower of cost or fair market value less estimated costs to sell.

                                FSB Bancorp, Inc.

1.   ACCOUNTING POLICIES (CONTINUED)

INTEREST ON LOANS

Interest on loans is generally accrued based upon the principal amount outstanding. Loans are placed on nonaccrual status whenever the collectibility of principal or interest is considered doubtful. When this occurs, previously accrued but unpaid interest is reversed from current earnings and such loans are placed on a cash basis for future recognition of interest income. Cash-basis loans are restored to an accrual basis whenever interest and principal payments are current and it is believed that the financial condition of the borrower has improved to the extent that future principal and interest payments will be met.

MORTGAGE BANKING ACTIVITIES

The Bank originates and sells all mortgage loans with fixed rates and maturities of 15 and 30 years and retains the servicing rights. The Bank estimates the cost of servicing to approximate the servicing income received. The Bank does not have any loans available for sale at December 31, 1999.

EMPLOYEE BENEFITS

The profit sharing plan of the Bank covers substantially all employees. Contributions to the plan, which are discretionary, totaled $95 in 1999 and $75 in 1998.

FEDERAL INCOME TAXES

The provision for federal income taxes is based on amounts reported in the consolidated financial statements (after exclusion of nontaxable interest income) and reflects deferred federal income taxes on temporary differences between financial statement and income tax accounting.

NET INCOME PER SHARE

Net income per share of common stock has been computed on the basis of the weighted average number of shares of common stock outstanding and reflects a 5% stock dividend in the current year (See Note 2).

ADVERTISING COSTS

The Bank expenses advertising costs as incurred. The total amount of advertising costs charged to expense during 1999 and 1998 was approximately $75 and $76, respectively. The Bank has no direct-response advertising.

                                FSB Bancorp, Inc.
             Notes to Consolidated Financial Statements (continued)

2.   SHAREHOLDERS' EQUITY

On October 15, 1999 and September 15, 1998, the Corporation distributed shares of common stock in connection with 5% stock dividends. As a result of the stock dividends, capital surplus was increased by $841 in 1999 and $675 in 1998 and retained earnings was decreased by the same amounts. All per share amounts have been restated to reflect the stock dividends.

During 1999 and 1998, the Corporation issued 2,410 and 3,192 shares of common stock in conjunction with the Corporation's dividend reinvestment plan.

3.   INVESTMENT SECURITIES

Investment securities have been classified in the consolidated financial statements according to management's intent. The carrying amount of investment securities and their approximate market values at December 31, are as follows:

                                                            GROSS      GROSS
                                            AMORTIZED    UNREALIZED  UNREALIZED     MARKET
                                               COST         GAINS      LOSSES       VALUE
                                            -----------------------------------------------
SECURITIES HELD TO MATURITY
1999
States and political subdivisions            $ 4,650     $    10      $   (34)     $ 4,626
Corporate and other securities                 1,851                      (12)       1,839
Collateralized mortgage obligations            1,072                      (17)       1,055
                                            -----------------------------------------------
                                             $ 7,573     $    10      $   (63)     $ 7,520
                                            ===============================================
1998
States and political subdivisions            $ 5,210     $    65      $    (3)     $ 5,272
Corporate and other securities                 2,781           9                     2,790
Collateralized mortgage obligations            1,326           3           (2)       1,327
                                            -----------------------------------------------
                                             $ 9,317     $    77      $    (5)     $ 9,389
                                            ===============================================
                                                           GROSS        GROSS
                                            AMORTIZED    UNREALIZED  UNREALIZED     MARKET
                                              COST          GAINS      LOSSES        VALUE
                                            -----------------------------------------------
SECURITIES AVAILABLE FOR SALE
1999
U.S. Treasury, U.S. agency, States and
  political subdivisions and corporate
  securities                                   $ 3,556                 $   (28)     $ 3,528
Federal Reserve stock                               79                                   79
                                            -----------------------------------------------
                                               $ 3,635                 $   (28)     $ 3,607
                                            ===============================================
1998
U.S. Treasury, U.S. agency and corporate
  securities                                   $ 6,271      $    43    $    (1)     $ 6,313
Federal Reserve stock                               79                                   79
                                            -----------------------------------------------
                                               $ 6,350      $    43    $    (1)     $ 6,392
                                            ===============================================

                                FSB Bancorp, Inc.

3.   INVESTMENT SECURITIES (CONTINUED)

The amortized cost and approximate market value of debt securities at December 31, 1999 by contractual maturity are shown below. Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                            HELD TO MATURITY      AVAILABLE FOR SALE
                                          -------------------    --------------------
                                          AMORTIZED    MARKET    AMORTIZED     MARKET
                                            COST       VALUE        COST       VALUE
                                          -------------------    --------------------
Due in one year or less                    $2,840      $2,833      $1,581      $1,579
Due after one year through five years       2,898       2,877       2,054       2,028
Due after five years                          763         755
                                          -------------------    --------------------
                                            6,501       6,465       3,635       3,607
Collateralized mortgage obligations         1,072       1,055
                                          -------------------    --------------------
                                           $7,573      $7,520      $3,635      $3,607
                                          ===================    ====================

Investment securities with a carrying value of approximately $1,003 at December 31, 1999 and $2,008 at December 31, 1998 were pledged to secure overnight investments.

4.   LOANS

The following summarizes the changes in the allowance for loan losses:

                                              1999          1998
                                            ----------------------
          Balance at beginning of year      $ 1,435       $ 1,435
          Charge-offs and recoveries:
            Losses (deduction)                 (283)         (355)
            Recoveries                           60           145
                                            ----------------------
          Net charge-offs                      (223)         (210)
          Provision for loan losses             200           210
                                            ----------------------
          Balance at end of year            $ 1,412       $ 1,435
                                            ======================



Certain directors and executive officers of the Corporation and the Bank (including their immediate families and companies in which they have 10% or more ownership) were loan customers during 1999 and 1998. Such loans were made in the ordinary course of business at normal credit terms, including interest rates and collateralization, and do not represent more than a normal risk of collection. Total loans to these customers aggregated $1,512 and $1,335 at December 31, 1999 and 1998, respectively.

                                FSB Bancorp, Inc.

4.   LOANS (CONTINUED)

Nonperforming loans include nonaccrual loans, restructured loans and loans past due 90 days or more. These loans aggregated $779 and $458 at December 31, 1999 and 1998, respectively. Additional interest income that would have been recorded on nonaccrual loans, if the loans had been current in accordance with their original terms, was approximately $48 in 1999 and $56 in 1998.

The Bank grants loans to customers generally in their geographic area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their loan agreements is dependent upon the agriculture industry. These loans are primarily secured by residential and farm real estate, equipment and crops.

5.   PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31 follows:

                                               1999         1998
                                              --------------------
          Premises                            $1,277       $1,258
          Equipment                            1,766        1,636
                                              --------------------
                                               3,043        2,894
          Less accumulated depreciation        1,814        1,642
                                              --------------------
                                              $1,229       $1,252
                                              ====================

6. DEPOSITS

Deposit account balances at December 31, are summarized as follows:

                                               1999          1998
                                             ---------------------
          Noninterest bearing                $10,682       $ 8,607
          Interest bearing:
               NOW                             8,274         7,601
               Savings                        10,644        10,518
               Certificates of deposit        43,096        44,881
               Money market                   16,745        15,094
                                             ---------------------
          Total interest bearing              78,759        78,094
                                             ---------------------
                                             $89,441       $86,701
                                             =====================

                                FSB Bancorp, Inc.

6.   DEPOSITS (CONTINUED)

Certificates of deposit maturing in years ending December 31 are as follows:

                  2000                                                  $21,432
                  2001                                                   10,902
                  2002                                                    6,533
                  2003                                                    3,213
                  2004 and thereafter                                     1,016
                                                                       -----------
                                                                        $43,096
                                                                       ===========

The Bank held related party deposits of approximately $2,900 at December 31, 1999.

7.   ADVANCES FROM FEDERAL HOME LOAN BANK (FHLB)

During 1999, the Bank received $4,500 in advances from the FHLB and repaid $3,500 leaving $1,000 outstanding at December 31, 1999. Pursuant to collateral agreements with the FHLB, advances are secured by the FHLB stock and qualifying first year mortgage loans. The outstanding balance was paid in full in January 2000.

8.   FEDERAL INCOME TAXES

The components of federal income tax expense are as follows:

                                                               1999              1998
                                                              ------------------------
                  Current                                      $633              $572
                  Deferred credit                               (80)              (75)
                                                              ------------------------
                                                               $553              $497
                                                              ========================


A reconciliation between federal income taxes and the amount computed by applying the statutory federal income tax rate (34%) to income before federal income taxes is as follows:

                                                                1999              1998
                                                               -----------------------
                  Income tax on pretax income                   $594              $531
                  Effect of nontaxable interest income           (44)              (40)
                  Other                                            3                 6
                                                               =======================
                                                                $553              $497
                                                               =======================

                                FSB Bancorp, Inc.

8.   FEDERAL INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal income tax purposes. Significant temporary differences which comprise the deferred tax assets and liabilities of the Bank as of December 31 are approximately as follows:

                                                                              1999       1998
                                                                             -----------------
     Deferred tax assets:
        Other real estate tax gains in excess of book gains                   $  4       $  4
        Net unrealized depreciation on investment securities  available
          for sale                                                               9
        Other                                                                   32         27
                                                                             -----------------
     Total deferred tax assets                                                  45         31

     Deferred tax liabilities:
        Allowance for loan losses                                               10         78
        Tax over book depreciation                                              79         73
        Net unrealized appreciation on investment securities
          available for sale                                                               14
        Other                                                                   37         50
                                                                             -----------------
     Total deferred tax liabilities                                            126        215
                                                                             -----------------
     Net deferred tax liability                                               $ 81       $184
                                                                             =================


9.   COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are various outstanding commitments and contingent liabilities, such as commitments to extend credit and guarantees, which are not reflected in the accompanying financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Historically, the majority of the commitments have not been drawn upon, and therefore do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank generally to guarantee the performance of a customer to a third party. These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Outstanding loan commitments, lines of credit and standby letters of credit aggregated $7,814, $701, and $493, respectively at December 31, 1999. Management does not anticipate any losses as a result of these transactions.

                                FSB Bancorp, Inc.

10.  OTHER MATTERS

The Bank is subject to limitations under the Federal Reserve Act on the amount of loans or advances to the parent corporation and on the amount of dividends that can be paid to the parent corporation. Approval is needed if total dividends declared in any calendar year exceed the retained "net profit" (as defined in the Federal Reserve Act) of that year plus the retained "net profit" of the preceding two years. The amount that was not subject to this restriction was $1,358 at January 1, 2000.

Banking regulations require that banks maintain cash reserves and cash balances with the Federal Reserve or certain other qualifying banks. At December 31, 1999, the average cash reserve requirement was $269.

There were no material noncancelable lease commitments outstanding at December 31, 1999.

11.  CAPITAL REQUIREMENTS

The Bank is subjected to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct, material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average adjusted assets (as defined). Management believes that as of December 31, 1999 the Bank meets all capital adequacy requirements to which it is subject.

As of January 1999, the most recent notification from the Federal Reserve Bank of Chicago, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                FSB Bancorp, Inc.

11.  CAPITAL REQUIREMENTS (CONTINUED)

The Bank's actual capital amounts and ratios are also presented in the following tables:

                                                                                                TO BE WELL
                                                                                             CAPITALIZED UNDER
                                                                      FOR CAPITAL            PROMPT CORRECTIVE
                                                ACTUAL             ADEQUACY PURPOSES         ACTION PROVISIONS
                                        ---------------------     --------------------     ---------------------
                                         AMOUNT         RATIO      AMOUNT        RATIO      AMOUNT         RATIO
                                        ---------------------     --------------------     ---------------------
     DECEMBER 31, 1999
     Total risk-based Capital (to
       risk-weighted assets)            $11,174         15.5%     $ 5,771         8.0%     $ 7,214         10.0%
     Tier I Capital (to risk-
       weighted assets)                  10,266         14.2%       2,886         4.0%       4,328          6.0%
     Tier I Capital (to average
       adjusted assets)                  10,266         10.4%       3,933         4.0%       4,917          5.0%

     DECEMBER 31, 1998
     Total risk-based Capital (to
       risk-weighted assets)            $10,273         14.7%     $ 5,608         8.0%     $ 7,010         10.0%
     Tier I Capital (to risk-
       weighted assets)                   9,390         13.4%       2,804         4.0%       4,206          6.0%
     Tier I Capital (to average
       adjusted assets)                   9,390          9.7%       3,862         4.0%       4,828          5.0%


12.  FAIR VALUE DISCLOSURES

In 1999, the Corporation adopted Financial Accounting Standards Board (FASB) Statement No. 107, Disclosures About Fair Value of Financial Instruments, which requires disclosures about the estimated fair value of the Bank's financial instruments. The following table presents the carrying amount and estimated fair values of the Bank's financial instruments as of December 31, 1999. These estimates of fair value are significantly affected by the assumptions made, and accordingly, do not necessarily indicate amounts which could be realized in a current market exchange. It is also the Bank's general practice and intent to hold the majority of its financial instruments until maturity; therefore, the Bank does not expect to realize the estimated amount below. In addition, the estimated fair values shown below do not include any value for assets and liabilities which are not financial instruments as defined by FASB Statement No. 107, such as the value of property and equipment, other assets, the Bank's customer base or anticipated future business.

                                FSB Bancorp, Inc.

12.  FAIR VALUE DISCLOSURES (CONTINUED)

                                                  1999
                                       -----------------------
                                         CARRYING        FAIR
                                          AMOUNT         VALUE
                                       -----------------------
     FINANCIAL ASSETS
     Cash and due from banks             $ 4,549       $ 4,549
     Federal funds sold                    4,550         4,550
     Securities held to maturity           7,573         7,520
     Securities available for sale         3,607         3,607
     Net loans                            77,712        78,954
     Accrued interest receivable           1,724         1,724
     FHLB stock                              292           292

     FINANCIAL LIABILITIES
     Deposits                             89,441        89,623
     Advance from FHLB                     1,000         1,000
     Accrued interest payable                288           288


The following are the major methods and assumptions used in estimating the fair value of financial instruments.

CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD, ACCRUED INTEREST RECEIVABLE, FHLB STOCK, ADVANCE FROM FHLB, AND ACCRUED INTEREST PAYABLE

For these short-term instruments the fair value approximates their carrying amount.

INVESTMENT SECURITIES

The fair values of investment securities are based on quoted market prices.

NET LOANS

For variable rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for all other loans are estimated using discounted cash flow analysis at interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

DEPOSITS

The fair values disclosed for deposit accounts with no defined maturities are, by definition, equal to the amount payable on demand at the reporting date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                                FSB Bancorp, Inc.

13.  FSB BANCORP, INC. (PARENT ONLY) STATEMENTS


                                 Balance Sheets

                                                                              DECEMBER 31
                                                                         1999             1998
                                                                      --------------------------
     ASSETS
     Investment in bank subsidiary                                     $ 10,429        $  9,637
     Receivable from bank                                                                    14
                                                                      --------------------------
     Total assets                                                      $ 10,429        $  9,651
                                                                      ==========================

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Capital surplus                                                   $  4,583        $  3,649
     Retained earnings                                                    5,864           5,974
     Unrealized net gain (loss) on securities available for sale            (18)             28
                                                                      --------------------------
     Total liabilities and shareholders' equity                        $ 10,429        $  9,651
                                                                      ==========================



                         Condensed Statements of Income

                                                              YEAR ENDED DECEMBER 31
                                                                 1999         1998
                                                              -----------------------
     Cash dividends from bank subsidiary                       $  355       $  315
     Equity in undistributed earnings of bank subsidiary          838          752
                                                              -----------------------
     Net income                                                $1,193       $1,067
                                                              =======================


                                FSB Bancorp, Inc.

13.  FSB BANCORP, INC. (PARENT ONLY) STATEMENTS (CONTINUED)


                            Statements of Cash Flows

                                                                         YEAR ENDED DECEMBER 31
                                                                           1999           1998
                                                                         ----------------------
Operating activities
Net income                                                               $ 1,193        $ 1,067
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Equity in undistributed earnings of bank subsidiary                     (838)          (752)
      (Increase) decrease in receivable from bank                             14             (9)
                                                                         ----------------------
Net cash provided by operating activities                                    369            306

FINANCING ACTIVITIES
Dividends declared                                                          (462)          (416)
Proceeds from issuance of common stock under dividend reinvestment
  plan                                                                        93            110
                                                                         ----------------------
Net cash used by financing activities                                       (369)          (306)

Change in cash
Cash at beginning of year                                                ----------------------
Cash at end of year                                                      ======================


ITEM 7(b)
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2000 and the unaudited pro forma condensed combined statements of income for the three month period ending March 31, 2000 for each of the three year periods covering December 31, 1999, 1998, and 1997 give effect to the pending merger, accounted for as a pooling of interests.

The unaudited pro forma condensed combined financial information is based on the historical consolidated statements of IBT and FSB under the assumptions and adjustments set forth below and in the accompanying notes to the unaudited pro forma condensed combined financial statements. The audited pro forma condensed combined financial information does not give effect to any cost savings that may occur in connection with the merger. Estimated merger costs are reflected as a pro forma adjustment in the unaudited pro forma condensed combined balance sheet. The nonrecurring expenses have been excluded from the unaudited pro forma condensed combined statements of income.

Under generally accepted accounting principles, the transaction will be accounted for as a pooling of interests and, as such, the assets of FSB will be combined with those of IBT at book value. The statements of income of FSB will be combined with those of IBT for all periods presented. The unaudited pro forma condensed statements of income give effect to the merger as if the merger had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet assumes the merger was consummated on March 31, 2000.

The accounting policies of both companies are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of these adjustments have not been determined but are not expected to be significant.

IBT BANCORP AND FSB BANCORP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2000


(dollars in thousands)                                                             Pro Forma
                                                                                   ---------
                                                                  IBT         FSB
                                                                Bancorp      Bancorp   Adjustments   Combined
                                                                --------     -------   -----------   ---------
    Cash and demand deposits due from banks                     $ 15,519     $ 1,917     $     0     $  17,436
     Federal funds sold                                                0       1,300           0         1,300
     Securities available for sale                                80,737       4,146           0        84,883
     Securities held to maturity                                   6,772       7,512           0        14,284
     Loans, net of allowance for loan losses                     276,724      81,215           0       357,939
     Property and equipment, net                                   8,919       1,256           0        10,175
     Accrued interest receivable                                   2,551       1,677           0         4,228
     Acquisition intangibles, net                                  3,610         171           0         3,781
     Other assets                                                  6,278         519      10,771 (a)
                                                                                          (10,77)(b)     6,797
                                                                --------     -------   ---------     ---------
                           TOTAL ASSETS                         $401,110     $99,713     $     0     $ 500,823
                                                                ========     =======   =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Deposits                                                   $357,027     $88,069     $     0     $ 445,096
     Federal funds purchased and
         short term borrowing                                      2,000           0           0         2,000
     Accrued interest and other liabilities                        4,479         873         132 (c)     5,484
                                                                --------     -------   ---------     ---------
                            Total liabilities                    363,506      88,942         132       452,580
                                                                --------     -------   ---------     ---------
     Shareholders' Equity
         Common stock - no par value                              25,894       4,583       4,583 (a)
                                                                                          (4,583)(b)    30,477
         Retained earnings                                        12,675       6,207       6,207 (a)
                                                                                          (6,207)(b)
                                                                                            (132)(c)    18,750
         Accumulated other comprehensive loss                       (965)        (19)        (19)(b)
                                                                                              19 (c)      (984)
                                                                --------     -------   ---------     ---------
                      Total shareholders' equity                  37,604      10,771        (132)       48,243
                                                                --------     -------   ---------     ---------
TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                                       $401,110     $99,713     $   ---     $ 500,823
                                                                ========     =======   =========     =========


See notes to unaudited pro forma condensed combined financial statements

IBT BANCORP AND FSB BANCORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the three month period ended March 31, 2000

(dollars in thousands)

                                                                                               Pro Forma
                                                                                               ---------
                                                                      IBT          FSB
                                                                    Bancorp      Bancorp     Adjustments  Combined
                                                                    -------      -------     -----------  --------
Interest income
     Loans, including fees                                        $    5,740    $   1,953     $      0   $    7,693
     Investment securities
         Taxable                                                         952          120            0        1,072
         Nontaxable                                                      289           38            0          327
     Federal funds sold and other                                         40           31            0           71
                                                                  ----------    ---------     --------   ----------
                                    Total interest income              7,021        2,142            0        9,163
Interest expense
     Deposits                                                          3,275          834            0        4,109
     Federal funds purchased                                              19            0            0           19
                                                                  ----------    ---------     --------   ----------
                                    Total interest expense             3,294          834            0        4,128
                                                                  ----------    ---------     --------   ----------
                                      Net interest income              3,727        1,308            0        5,035
Provision for loan losses                                                 50           75                       125
                                                                  ----------    ---------     --------   ----------
                               Net interest income after
                               provision for loan losses               3,677        1,233            0        4,910
Noninterest income                                                       910          118            0        1,028
Noninterest expenses                                                   3,247          850            0        4,097
                                                                  ----------    ---------     --------   ----------
                    Income before federal income tax                   1,340          501            0        1,841
Federal income taxes                                                     344          158            0          502
                                                                  ----------    ---------     --------   ----------
                                               Net income         $      996    $     343     $      0   $    1,339
                                                                  ==========    =========     ========   ==========

Weighted average common shares outstanding                         2,980,169      408,237      463,839    3,852,245

Net income per basic share of common stock                             $0.33                                  $0.35
                                                                       =====                                  =====


See notes to unaudited pro forma condensed combined financial statements

IBT BANCORP AND FSB BANCORP
UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF INCOME
Year Ended December 31, 1999

(dollars in thousands)

                                                                                      Pro Forma
                                                                                      ---------
                                                               IBT         FSB
                                                             Bancorp     Bancorp     Adjustments   Combined
                                                             -------     -------     -----------   --------
Interest income
     Loans, including fees                                 $   21,364   $    7,124    $       0   $   28,488
     Investment securities
         Taxable                                                4,488          591            0        5,079
         Nontaxable                                               987          155            0        1,142
     Federal funds sold and other                                 662           73            0          735
                                                           ----------   ----------    ---------   ----------
                                 Total interest income         27,501        7,943            0       35,444
Interest expense
     Deposits                                                  12,868        3,300            0       16,168
     Federal funds purchased                                       30           29            0           59
                                                           ----------   ----------    ---------   ----------
                               Total interest expense          12,898        3,329            0       16,227
                                                           ----------   ----------    ---------   ----------
                                   Net interest income         14,603        4,614            0       19,217
Provision for loan losses                                         309          200            0          509
                                                           ----------   ----------    ---------   ----------
                             Net interest income after
                             provision for loan losses         14,294        4,414            0       18,708
Noninterest income                                              3,844          546            0        4,390
Noninterest expenses                                           12,597        3,214            0       15,811
                                                           ----------   ----------    ---------   ----------
                   Income before federal income tax             5,541        1,746            0        7,287
Federal income taxes                                            1,490          553            0        2,043
                                                           ----------   ----------    ---------   ----------
                                              Net income   $    4,051   $    1,193    $       0   $    5,244
                                                           ==========   ==========    =========   ==========

Weighted average common shares outstanding                  2,942,422      406,026      461,327    3,809,775

Net income per basic share of common stock                      $1.38                                  $1.38
                                                                =====                                  =====


See notes to unaudited pro forma condensed combined financial statements

IBT BANCORP AND FSB BANCORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 1998

(dollars in thousands)

                                                                                       Pro Forma
                                                                                       ---------
                                                             IBT          FSB
                                                             Bancorp      Bancorp     Adjustments  Combined
                                                             -------      -------     -----------  --------
Interest income
     Loans, including fees                                 $   19,986   $    6,867      $     0   $   26,853
     Investment securities
         Taxable                                                4,422          603            0        5,025
         Nontaxable                                               871          259            0        1,130
     Federal funds sold and other                                 520          124            0          644
                                                           ----------   ----------      -------   ----------
                               Total interest income           25,799        7,853            0       33,652
Interest expense
     Deposits                                                  12,466        3,578            0       16,044
     Federal funds purchased                                       16            5            0           21
                                                           ----------   ----------      -------   ----------
                               Total interest expense          12,482        3,583            0       16,065
                                                           ----------   ----------      -------   ----------
                                  Net interest income          13,317        4,270            0       17,587
Provision for loan losses                                         321          210            0          531
                                                           ----------   ----------      -------   ----------
                            Net interest income after
                            provision for loan losses          12,996        4,060            0       17,056
Noninterest income                                              2,951          478            0        3,429
Noninterest expenses                                           10,942        2,974            0       13,916
                                                           ----------   ----------      -------   ----------
                  Income before federal income tax              5,005        1,564            0        6,569
Federal income taxes                                            1,371          497            0        1,868
                                                           ----------   ----------      -------   ----------
                                              Net income   $    3,634   $    1,067      $     0   $    4,701
                                                           ==========   ==========      =======   ==========

Weighted average common shares outstanding                  2,890,444      404,108      459,147    3,753,699

Net income per basic share of common stock                      $1.26                                  $1.25
                                                                =====                                  =====

See notes to unaudited pro forma condensed combined financial statements

IBT BANCORP AND FSB BANCORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 1997

(dollars in thousands)

                                                                                     Pro Forma
                                                                                     ---------
                                                           IBT          FSB
                                                           Bancorp      Bancorp    Adjustments    Combined
                                                           -------      -------    -----------    --------
Interest income
     Loans, including fees                               $   18,772   $    6,524     $      0   $   25,296
     Investment securities
         Taxable                                              2,796          809            0        3,605
         Nontaxable                                             638          199            0          837
     Federal funds sold and other                               524          135            0          659
                                                         ----------   ----------     --------   ----------
                            Total interest income            22,730        7,667            0       30,397
Interest expense
     Deposits                                                10,534        3,666            0       14,200
     Federal funds purchased                                      0            0            0            0
                                                         ----------   ----------     --------   ----------
                           Total interest expense            10,534        3,666            0       14,200
                                                         ----------   ----------     --------   ----------
                              Net interest income            12,196        4,001            0       16,197
Provision for loan losses                                       386           90            0          476
                                                         ----------   ----------     --------   ----------
                        Net interest income after
                        provision for loan losses            11,810        3,911            0       15,721
Noninterest income                                            2,100          477            0        2,577
Noninterest expenses                                          8,811        2,886            0       11,697
                                                         ----------   ----------     --------   ----------
                 Income before federal income tax             5,099        1,502            0        6,601
Federal income taxes                                          1,490          462            0        1,952
                                                         ----------   ----------     --------   ----------
                                       Net income        $    3,609   $    1,040     $      0   $    4,649
                                                         ==========   ==========     ========   ==========

Weighted average common shares outstanding                2,857,939      400,130      454,628    3,712,697

Net income per basic share of common stock                    $1.26                                  $1.25
                                                              =====                                  =====


See notes to unaudited pro forma condensed combined financial statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1
     FSB is the sole shareholder of Farmers State Bank. The transaction will result in FSB merging with and into IBT and Farmers State Bank of Breckenridge becoming a wholly owned subsidiary of IBT. It is intended that the merger be accounted for as a "pooling of interest." FSB shareholders will receive 2.1362 shares of IBT common stock for each share of FSB.

Note 2

     The following are the pro forma adjustments to the condensed combined balance sheet dated March 31, 2000.

     (a) To reflect the issuance of 875,075 shares of IBT common stock to acquire all outstanding shares of FSB common stock. The number of shares issued is based on an exchange ratio of 2.1362 applied to shares outstanding at March 31, 2000.

     (b)  To eliminate IBT investment in FSB for consolidation purposes.

     (c) To reflect accrued and unpaid merger expenses. Reflects management's estimate of accrued and unpaid nonrecurring legal, accounting, consultant, and other costs associated with the merger and is recorded net of taxes. These nonrecurring charges are a preliminary estimate and are subject to change as more information is made available.

Note 3

     Earnings per share for IBT is based on the historical average number of common shares outstanding during the period. For purposes of the pro forma earnings per share computation, the common shares for FSB have been adjusted by the exchange ratio.

                                 Exhibit Index
                                 -------------


Exhibit No.                        Description
-----------                        -----------
   23                              Consent of Andrews, Hooper & Pavlik P.L.C.